UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PEREGRINE PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 4, 2015

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Thursday, October 15, 2015, at 10:00 a.m. Pacific Daylight Time at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides other information about Peregrine that you should know when you vote your shares. In addition to the formal business to be transacted, management will make a presentation on developments during the past year and will respond to stockholder questions.

Your vote is very important and we hope you will vote as soon as possible. There are three ways to vote by proxy—by Internet, by telephone, or by mailing the proxy card. Voting instructions for each of these methods are on the proxy card.

Thank you for your continued support and interest in Peregrine. We look forward to seeing you on Thursday, October 15, 2015 at our Annual Meeting.

Very truly yours,

Steven W. King
President, Chief Executive Officer
and Director

14282 Franklin Avenue ● Tustin, California 92780 ● (714) 508-6000 ● www.peregrineinc.com

14282 Franklin Avenue ● Tustin, California 92780

Notice of Annual Meeting of Stockholders

Date and Time:	Thursday, October 15, 2015, 10:00 a.m. Pacific Daylight Time

Place:	Irvine Marriott, 18000 Von Karman Avenue, Irvine, CA 92612

Items of Business:	1.	To elect four directors to our Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;
	2.	To ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016;
	3.	To approve an amendment to our certificate of incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder from 325 million to 500 million shares;
	4.	To approve an amendment to our 2011 Stock Incentive Plan;
	5.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our Proxy Statement for the 2015 Annual Meeting of Stockholders; and
	6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Record Date:	You are entitled to notice of, and to vote at the Annual Meeting and any adjournments of that Annual Meeting, if you were a stockholder of record at the close of business on August 21, 2015.

Voting by Proxy:	Please submit the enclosed proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the questions and answers under the heading “General Information” beginning on page 1 of the Proxy Statement and the instructions on your proxy card.

Internet Availability of Proxy Materials:	Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet to certain of our stockholders by mailing to them a Notice Regarding the Availability of Proxy Materials. To all other stockholders, we are mailing you this full set of proxy materials, including a proxy card. The enclosed Proxy Statement and accompanying Annual Report for the fiscal year ended April 30, 2015 are available under the “Investors,” sub-category “SEC Filings” section of our website at http://www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on our website is not intended to be a part of this Notice or Proxy Statement).

IF YOU PLAN TO ATTEND

Registration will begin at 9:30 a.m. Pacific Daylight Time. Each stockholder will need to bring the Admission Ticket included with your proxy card, voting instruction card or Notice Regarding the Availability of Proxy Materials for admission to the Annual Meeting.

By Order of the Board of Directors,

Mark R. Ziebell
Vice President, General Counsel and Corporate Secretary

Tustin, California

September 4, 2015

This Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying proxy card are being distributed on or about September 4, 2015

Proxy Statement

General Information

Your vote is very important. For this reason, the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (referred to as “we,” “us,” “our,” “Company,” or “Peregrine”), is soliciting your proxy to vote your shares of common stock at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Why am I receiving these materials?

Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This Proxy Statement is being provided to all stockholders of record as of the close of business on August 21, 2015 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting to be held on October 15, 2015. We intend to commence mailing this Proxy Statement and accompanying proxy card on or about September 4, 2015 to all stockholders entitled to vote at the Annual Meeting.

Our Financial Information

Our Annual Report to stockholders for the fiscal year ended April 30, 2015, including audited consolidated financial statements, has been mailed to stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed proxy materials?

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet. Accordingly, on or about September 4, 2015, we will send a Notice Regarding the Availability of Proxy Materials (the “Internet Notice”) to selected stockholders of record and beneficial owners. These stockholders have the ability to access the proxy materials on a website referred to in the Internet Notice or request to receive a printed set of the proxy materials by calling the toll-free number found in the Internet Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Internet Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you.

Who is eligible to vote?

Common stockholders of Peregrine, as recorded in our stock register at the close of business on August 21, 2015, can vote at the Annual Meeting. Each share of Peregrine’s common stock is entitled to one vote. As of August 21, 2015, there were 201,377,358 shares of our common stock outstanding and entitled to vote.

How do I vote?

There are three ways to vote by proxy:

(1)	by Internet;
(2)	by telephone; or
(3)	by mail.
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If you vote by telephone or via the Internet, please do not return a signed proxy card. If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.

You may also vote in person at the Annual Meeting. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee (“street name” holders) and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from such “street name” holder.

How can I attend the Annual Meeting?

Registration will begin at 9:30 a.m. Pacific Daylight Time. Each stockholder will need to bring the Admission Ticket included with your proxy card, your voting instruction card or Notice Regarding the Availability of Proxy Materials to attend the Annual Meeting.

Who pays the cost of proxy solicitation?

Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock to forward the proxy soliciting materials to the beneficial owners of such common stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event we decide to hire a service to solicit proxies, we would expect such service to cost less than $10,000 plus reasonable and approved out-of-pocket expenses.

What is a proxy?

Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder?

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a Voting Instruction Card which your broker or nominee is obligated to provide you. If you wish to vote in person at the Annual Meeting, you must first obtain from the record holder a proxy issued in your name.

Brokerage firms have the authority to vote shares on routine matters for which their customers do not provide voting instructions.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote for the proposals as follows:

FOR:

•	the election of our four directors;
•	the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016;

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•	the approval of the amendment to our certificate of incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder from 325 million to 500 million shares;
•	the approval of an amendment to our 2011 Stock Incentive Plan;
•	the approval, on an advisory basis, of the compensation of our named executive officers.

Please note that if you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted in accordance with the Board of Directors’ recommendations stated above.

Can I revoke a proxy?

To revoke your proxy if you are a stockholder of record, you must deliver written notice of revocation to our Secretary at our principal executive offices, 14282 Franklin Avenue, Tustin, California 92780, before the Annual Meeting, deliver a validly executed proxy with a later date that we receive prior to the Annual Meeting, or attend the Annual Meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you hold shares through a “street name” holder, you must contact that “street name” holder to revoke any prior voting instructions. You may also revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described in the paragraph under the heading “How do I vote?” above.

What are “broker non-votes”?

Broker non-votes occur when nominees, such as “street name” holders do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting. If that happens, the street name holder may vote those shares only on “routine” matters, such as the ratification of auditors. Street name holders cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of “broker non-votes” on each of the proposals that will be considered at the Annual Meeting is described below.

We believe that Proposal No. 2 for the ratification of our independent registered public accounting firm and Proposal No. 3 to amend our certificate of incorporation are considered “routine” matters, and hence we do not expect that there will be a significant number of “broker non-votes” on such proposals.

Proposal No. 1 to elect directors, Proposal No. 4 to amend our 2011 Stock Incentive Plan, and Proposal No. 5 to approve, on an advisory basis, the compensation of the named executive officers, are considered non-routine and the street name holder may not vote your shares on these proposals if it does not get instructions from you.  If you do not provide voting instructions on these three matters, a broker non-vote will occur.

What is a quorum?

In order to carry on the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares entitled to vote on the record date must be present at the Annual Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 - Election of Directors	Plurality of Votes Cast	No
No. 2 - Ratification of Ernst & Young LLP	Majority of Votes Cast	Yes
No. 3 - Amend our certificate of incorporation to increase the authorized number of shares of common stock	Majority of Outstanding Stock Entitled to Vote	Yes
No. 4 - Approve an amendment to our 2011 Stock Incentive Plan	Majority of Votes Cast	No
No. 5 - Advisory Approval of Executive Compensation (non-binding)	Majority of Votes Cast	No

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If you abstain from voting or there is a broker non-vote on a matter requiring a majority of the votes cast, your abstention or the broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast. If you abstain from voting or there is a broker non-vote on the proposal to amend our certificate of incorporation, your abstention or the broker non-vote will count as a vote against the proposal because a majority of the outstanding shares entitled to vote at the Annual Meeting is required to approve the proposal.

Proposal No. 1 - Election of Directors. Directors are elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and “broker non-votes” (see above) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

Proposal No. 2 - Ratification of Ernst & Young LLP. The votes cast “for” must exceed the votes cast “against” to approve the ratification of Ernst & Young LLP as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

Proposal No. 3 - Amendment to our certificate of incorporation to increase the authorized number of shares of common stock. The shares of common stock voted “for” the amendment to our certificate of incorporation, as amended, must equal or exceed a majority of the outstanding shares entitled to vote thereon. Abstentions and broker non-votes are counted as votes “against” this proposal.

Proposal No. 4 - Amendment to our 2011 Stock Incentive Plan. The votes cast “for” must exceed the votes cast “against” to approve an amendment to our 2011 Stock Incentive Plan. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Proposal No. 5 - Advisory vote on fiscal year 2015 executive compensation. The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

How are the votes counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

What is “Householding” of Annual Meeting materials?

Some “street name” holders may be “householding” our proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 14282 Franklin Avenue, Tustin, California, 92780, Attn: Investor Relations, telephone: (800) 987-8256. If you want to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Proposal No. 1:

Election of Directors

The Board of Directors has nominated Mr. Carlton M. Johnson, Jr., Mr. Steven W. King, Mr. David H. Pohl, and Mr. Eric S. Swartz for election at the Annual Meeting for a term of one (1) year to serve as a member of the Board of Directors until the 2016 Annual Meeting, and until their respective successors are duly elected and qualified. There are four nominees for the four currently authorized seats on our Board of Directors. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below.

Under Delaware law, the four nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority” and broker non-votes will have no effect on the proposal.

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Each person nominated for election is currently serving as a director of Peregrine and each nominee has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

Information with respect to the number of shares of common stock beneficially owned by each director as of August 21, 2015 appears under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management.” The name, age, years of service on our Board of Directors, and principal occupation and business experience of each director nominee is set forth below.

DIRECTOR BIOGRAPHY

Name and Age	Principal Occupation and Business Experience	Director Since
Carlton M. Johnson, Jr. (age 55)

Mr. Johnson has served as a member of the Board of Directors since November 1999 and was appointed Chairman of the Board on October 22, 2010. Mr. Johnson has been self-employed since March 2013. Prior to that, he served as in-house legal counsel for Roswell Capital affiliated entities since June 1996. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1988 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV- rated law firm of Smith, Sauer, DeMaria, Johnson and was President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson also serves on the board of Patriot Scientific Corporation, and formerly served on the boards of CryoPort, Inc. (ceased in May 2012), and Ecotality, Inc. (ceased in March 2012). The Board of Directors concluded that Mr. Johnson should serve as a director in light of the extensive public company finance experience that he has obtained through serving on the boards and audit committees of Patriot Scientific Corporation, CryoPort, Inc. and Ecotality, Inc., which represents over an aggregate of 34 years of combined public company board experience.

1999
Steven W. King (age 51)

Mr. King has served as our President and Chief Executive Officer since March 2003 and as a member of the Board of Directors since October 2003. From August 2002 to March 2003, Mr. King served as Chief Operating Officer and from February 2000 to August 2002 served as Vice President of Technology and Product Development. Mr. King joined Peregrine in 1997 as Director of Research and Development. Additionally, Mr. King was responsible for launching our wholly-owned biomanufacturing subsidiary, Avid Bioservices, Inc., in 2002, for which he serves as President. Mr. King was previously employed at Vascular Targeting Technologies, Inc., which was acquired by Peregrine in 1997. Mr. King previously worked at the University of Texas Southwestern Medical Center with Dr. Philip Thorpe, the inventor of our Phosphatidylserine (PS)-targeting antibody and VTA technology platforms and is co-inventor on over 40 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field. Mr. King received his Bachelor’s and Master’s degrees from Texas Tech University in Cell and Molecular Biology. The Board of Directors concluded that Mr. King should serve as a director in light of his extensive scientific understanding of our technologies in development combined with the perspective and experience he brings as our President and Chief Executive Officer from his extensive history with the Company.

2003

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Name and Age	Principal Occupation and Business Experience	Director Since
David H. Pohl (age 78)

Mr. Pohl has served as a member of the Board of Directors since October 2004. He is currently Chairman of the Board of Wellness.com, Inc., a privately held Internet-based health and wellness enterprise and serves on the Advisory Board of Max Sound Corporation, a public company and innovators of MAX-D HD Audio as well as licensor of other disruptive technologies. He was previously a member of the Board of Directors of Patriot Scientific Corporation from 2001 through 2008, and served as Chairman of the Board and CEO of that publicly traded company from 2005 through 2007. He is also Of Counsel with the law firm of Herold & Sager in Encinitas, California. Mr. Pohl was in the private practice of law, counseling business clients from 1997 to 2005, and serving as Special Counsel to the Ohio Attorney General for entrepreneurial investments by state employee pension funds from 1995 to 1996. Previously, he was a Senior Attorney with Jones Day Reavis & Pogue, a large U.S. law firm, and held positions as a Senior Officer and General Counsel in large financial services corporations with over $1 billion in assets under management. In addition, Mr. Pohl is a member of the Corporate Directors Forum of San Diego, the Intellectual Property Law and Business Law Sections of the State Bar of California, has served as a member of the Board of Governors of the Corporate Counsel Section of the Ohio State Bar Association, and is an Emeritus member of the Board of Directors of the American Financial Services Association, Washington, D.C. Mr. Pohl earned a Juris Doctor degree from The Ohio State University College of Law, and also holds a B.S. in Administrative Sciences from The Ohio State University. The Board of Directors concluded that Mr. Pohl should serve as a director in light of his extensive corporate governance experience.

		2004
Eric S. Swartz (age 59)	Mr. Swartz has served as a member of the Board of Directors since 1999. With 32 years of experience in the securities business, Mr. Swartz is the co-founder and Manager of Roswell Capital Partners, LLC since 2004 and was the founder and former President of Equiplace Securities, LLC and Swartz Investments, LLC. From 1988 to 1993, Mr. Swartz was a Vice President at Bear Stearns & Co. where he specialized in foreign institutional equity investments in U.S. securities. Previously, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. The Board of Directors concluded that Mr. Swartz should serve as a director in light of the extensive experience in corporate finance, including equity and debt placements, that he has obtained through his 32 years of experience in that industry.	1999

Recommendation

The Board of Directors UNANIMOUSLY RECOMMENDS that stockholders VOTE FOR each DIRECTOR nominee named in proposal no. 1.

Corporate Governance

Our Board of Directors strongly believes in good corporate governance policies and practices. We expect to continue to seek and implement those corporate governance practices that we believe will promote a high level of performance from our Board of Directors, officers and employees. This section describes key corporate governance guidelines and practices that our Board of Directors has adopted. Copies of the following corporate governance documents are posted on our website at www.peregrineinc.com: (1) Code of Business Conduct and Ethics, (2)  Amended and Restated Charter of the Compensation Committee of the Board of Directors, (3) Charter of the Audit Committee of the Board of Directors, and (4)  Charter of the Nominating Committee of the Board of Directors. If you would like a printed copy of any of these corporate governance documents, please send your request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14282 Franklin Avenue, Tustin, California 92780.

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Board of Directors

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws. Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance. Among the primary responsibilities of our Board of Directors is the oversight of the management of our Company. Our directors remain informed of our business and management activities by reviewing documents provided to them before each meeting of the Board of Directors and by attending presentations made by our chief executive officer and other members of management. The Board of Directors held seven (7) formal meetings during the fiscal year ended April 30, 2015. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2015. In addition, members of the Board of Directors have access to our books, records and reports and independent auditors and advisors. Members of our management frequently interact with and are at all times available to our directors.

Director Independence

Under NASDAQ Listing Rule 5605(a)(2), a director will not be considered an “independent director” if, such director at any time during the past three years was an employee of the Company, or if a director (or a director’s family member) accepted compensation from the Company (other than compensation for board or committee service) in excess of $120,000 during any twelve consecutive month period within the three years preceding the determination of independence. In addition, a director will not qualify as an “independent director” if, in the opinion of our Board of Directors, that person has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by the NASDAQ Listing Rules governing the independence of directors, except for Steven W. King, our President and Chief Executive Officer.

Our Audit, Compensation and Nominating Committees are composed entirely of independent directors as required by applicable Securities and Exchange Commission, or SEC, and NASDAQ rules, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, there are no family relationships among any of the directors or executive officers of the Company. Further, each member of our Audit, Compensation and Nominating Committees is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Meetings of Independent Directors

The independent members of our Board of Directors have a practice of meeting in executive sessions without the presence of any members of Peregrine’s management. The independent members of the Board of Directors are scheduled to meet each time the Board of Directors holds its regularly scheduled meetings and otherwise as needed.

Committees of Our Board of Directors

The Board of Directors has three standing committees: the Compensation Committee, the Audit Committee, and the Nominating Committee. Each of the three committees maintains a written charter approved by the Board of Directors. Current copies of all of our committees’ charters are available on our website at www.peregrineinc.com. The following is a summary of our three standing committees:

Compensation Committee. The primary purpose of the Compensation Committee of the Board of Directors is to: (i) establish the compensation policy of the Company; (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance and development of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and to ensure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company’s proxy statements, in accordance with applicable rules and regulations. The Compensation Committee met five (5) times during the fiscal year ended April 30, 2015. The Compensation Committee has the authority to determine director and executive compensation and may not delegate this authority. The Compensation Committee’s members are currently Messrs. Swartz (chairman of the committee), Johnson, and Pohl.

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Audit Committee. The Audit Committee of the Board of Directors has the sole authority for the appointment, compensation and oversight of the work of the independent auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent auditors (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee met six (6) times during the fiscal year ended April 30, 2015. The Audit Committee of our Board of Directors has determined that Mr. Johnson is an “audit committee financial expert” as defined by the SEC. The Audit Committee meets the NASDAQ composition requirements, including the requirement that all Audit Committee members have the ability to read and understand financial statements. The current Audit Committee members are Messrs. Johnson (chairman of the committee), Pohl and Swartz.

Nominating Committee. The primary purposes of the Nominating Committee of the Board of Directors are to: (i) make recommendations to the Board of Directors regarding the size of the Board of Directors, (ii) make recommendations to the Board of Directors regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board of Directors for selection as director nominees individuals qualified to become members of the Board of Directors, including stockholder recommendations, and (iv) recommend committee assignments to the Board of Directors. The qualities and skills sought in prospective members of the Board of Directors will be determined by the independent directors. Generally, director candidates must be qualified individuals who, if added to the Board of Directors, would provide the mix of director characteristics, experience, perspective and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. The Nominating Committee does not have a written policy with respect to Board of Directors diversity; however, the committee’s goal is to assemble a Board of Directors that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience. We believe a Board of Directors with these attributes leads to improved Company performance by encouraging new ideas and perspectives and expanding the knowledge base available to management. The Nominating Committee met three (3) times during the fiscal year ended April 30, 2015. The Nominating Committee’s members are Messrs. Pohl (chairman of the committee), Johnson, and Swartz.

Board of Directors Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board of Directors or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board of Directors believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for the Company at a given time.  The Board of Directors believes that its current leadership structure, with Mr. King serving as President and Chief Executive Officer and Mr. Johnson, an independent director, serving as Chairman, is appropriate for the Company at this time. Both leaders are actively engaged on significant matters affecting the Company. The Chief Executive Officer has overall responsibility for all aspects of the Company's operations, while the Chairman has a greater focus on governance of the Company, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for the Company.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board of Directors is advised by these committees of significant risks and management’s response via periodic updates.

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Communicating with the Board of Directors

Under our Code of Business Conduct and Ethics, we have established an Open Door Policy and Hotline For Reporting Employee Complaints or Accounting or Auditing Matters for the confidential, anonymous submission by our directors, officers and employees of concerns regarding violations or suspected violations of our Code of Business Conduct and Ethics, including matters relating to accounting and auditing matters. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of communications received by us, our Board of Directors and the Audit Committee regarding accounting, internal controls or auditing matters. Written communications from our stockholders and employees may be sent to: Peregrine Pharmaceuticals, Inc., Attention: Audit Committee Chair, 14282 Franklin Avenue, Tustin, California 92780.

In addition, the Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to: Board of Directors, Attention: Corporate Secretary, Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California 92780. Copies of written communications received at such address will be provided to the Board of Directors or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board of Directors include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Director Attendance at Annual Meetings of Stockholders

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election. Three of our four directors attended the 2014 Annual Meeting of stockholders.

Director Compensation

Director Compensation Policy

Pursuant to our compensation program for non-employee directors, during the fiscal year ended April 30, 2015, each member of our Board of Directors who was not an employee or officer of the Company received an annual cash retainer, paid in monthly installments, of $180,000 per year. In addition, each non-employee director received a separate annual cash retainer related to their board membership and oversight of our wholly-owned subsidiary, Avid Bioservices, Inc., paid in monthly installments, of $60,000 per year. Moreover, for their services as chairperson of their respective committees, the chairman of the Audit Committee, the chairman of the Compensation Committee, and the chairman of the Nominating Committee received an additional annual cash retainer, paid in monthly installments, of $90,000, $60,000, and $30,000 per year, respectively. Furthermore, each non-employee director received a cash fee of $2,000 for each Board of Directors meeting attended, whether in-person or telephonically, and is entitled to receive a fee of $2,000 for each additional Company meeting attended in excess of four hours in length. A member of the Board of Directors who is also our employee receives no additional compensation for serving as a director.

Pursuant to our compensation program for non-employee directors, each non-employee director participates in our routine annual broad-based stock option grant program. The grant to each non-employee director: (i) consists of a non-qualified stock option to purchase a number of shares of common stock as determined by the Compensation Committee, (ii) has an exercise price equal to the fair market value of our common stock on the date of grant, and (iii) typically vests in quarterly increments over a two-year period.

In addition, the Company reimburses its non-employee directors for their out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings.

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Director Compensation Table

The following table outlines the compensation paid to our non-employee directors, including annual base retainer fees, meeting attendance fees, and option awards for the fiscal year ended April 30, 2015:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Carlton M. Johnson, Jr.	354,000 (2)	385,787	739,787
David H. Pohl	292,000 (3)	385,787	677,787
Eric S. Swartz	324,000 (4)	385,787	709,787

_______________

(1)	As to each individual, represents the aggregate grant date fair value of the option award granted in the fiscal year ended April 30, 2015 of $363,300 plus the aggregate incremental increase in the fair value of all outstanding non-employee director option awards modified in the fiscal year ended April 30, 2015 of $22,487 related to an amendment to such outstanding option awards to extend their post-separation exercise period from 90 days to two years, as computed in accordance with FASB ASC Topic 718. Amounts do not represent amounts paid to or realized by the non-employee director. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 7 “Equity Compensation Plans” in our Form 10-K for the fiscal year ended April 30, 2015, as filed with the SEC on July 14, 2015. In addition, these amounts do not correspond to the actual value that may be recognized by the non-employee director. As of April 30, 2015, each non-employee director held 1,532,000 shares of common stock underlying outstanding stock options.
(2)	Includes annual base retainers of $240,000 (including Avid annual base retainer), the annual Audit Committee chair fee of $90,000 and meeting fees of $24,000.
(3)	Includes annual base retainers of $240,000 (including Avid annual base retainer), the annual Nominating Committee chair fee of $30,000 and meeting fees of $22,000.
(4)	Includes annual base retainers of $240,000 (including Avid annual base retainer), the annual Compensation Committee chair fee of $60,000 and meeting fees of $24,000.

Proposal No. 2:
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee, in consultation with management, has approved the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending April 30, 2016, subject to ratification by our stockholders. Ernst & Young LLP has served in this capacity for each of the fifteen years ended April 30, 2015. During the fifteen fiscal years ended April 30, 2015, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT Stockholders VOTE FOR PROPOSAL No. 2 TO RATIFY THE selection OF Ernst & Young LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR the FISCAL YEAR ENDING APRIL 30, 2016.

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Independent Registered Public Accounting Firm Fees

The following summarizes aggregate fees billed to the Company for the fiscal years ended April 30, 2015 and 2014 by Ernst & Young LLP, our independent registered public accounting firm:

	2015	2014
Audit fees	$535,000	$522,000
Audit related fees	–	–
Tax fees	–	7,000
All other fees	2,000	2,000

Total fees	$537,000	$531,000

Audit fees pertain to the audit of our annual consolidated financial statements for the fiscal years ended April 30, 2015 and 2014, including attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and timely reviews of our quarterly consolidated financial statements, consents, comfort letters, and review of documents filed with the SEC, including registration statements on Form S-3 and Form S-8.

Tax fees consist of fees billed for professional services rendered for tax compliance.

All other fees are attributable to the Company’s subscription to an Ernst & Young LLP online service used for accounting research purposes for the fiscal years ended April 30, 2015 and 2014.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

Ernst & Young LLP did not perform any professional services with respect to information systems design and implementation for the years ended April 30, 2015 and 2014. The Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial matters and oversees the financial reporting process on behalf of our Board of Directors. The Audit Committee operates pursuant to a written Audit Committee Charter. In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Listing Rules and SEC rules as currently in effect. As part of our oversight of our Company’s financial statements, our Chairman of the Audit Committee reviews and discusses with both management and Ernst & Young LLP all annual and quarterly financial statements prior to their issuance. Our responsibilities include selecting, in consultation with management, an accounting firm to be hired as the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that the Company’s financial statements be included in its Annual Report. We have taken the following steps in making our recommendation that the Company’s financial statements be included in its Annual Report:

1.	Reviewed and discussed with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, for the fiscal year ended April 30, 2015, all annual and quarterly financial statements prior to their issuance.

2.	Discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

3.	Discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP the written disclosures required by the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. This discussion and disclosure helped the Audit Committee in evaluating such independence.

4.	Reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet at April 30, 2015, and consolidated statements of operations and comprehensive loss, cash flows and stockholders’ equity for the fiscal year ended April 30, 2015.

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Based on the reviews and discussions explained above, the Audit Committee recommended to the Board of Directors that the Company’s financial statements be included in its Annual Report on Form 10-K for the fiscal year ended April 30, 2015.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors

Carlton M. Johnson Jr. (Chairman)

David H. Pohl

Eric S. Swartz

Proposal No. 3:
Approval Of Amendment To Company’s Certificate Of Incorporation To Increase
The Number Of Authorized Shares Of Common Stock

Description of the Amendment

On August 13, 2015, the Board of Directors adopted a resolution to amend our certificate of incorporation, as amended, to increase the number of shares of common stock, par value $0.001 per share, that we are authorized to issue from 325,000,000 to 500,000,000 shares and directed that the proposed amendment be submitted to our stockholders for their approval and adoption at the 2015 Annual Meeting. The amendment will not change the number of shares of preferred stock that are authorized (5,000,000 shares), and the total authorized shares will be increased from 330,000,000 to 505,000,000. The amendment will replace the first sentence of Article 4 of our current certificate of incorporation, as amended, with the following language:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 505,000,000, of which (i) 500,000,000 shares shall be designated “Common Stock” and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated “Preferred Stock” and shall have a par value of $0.001 per share.”

The full text of the proposed amendment is attached hereto as Exhibit A (the "Amendment").

Background

Currently, we are authorized to issue up to 325,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of August 14, 2015, the total shares of common stock issued and outstanding and reserved for future issuance equaled 274,483,334 as follows:

•	201,377,358 shares of common stock issued and outstanding;
•	24,721,484 shares of common stock reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans;
•	2,443,056 shares of common stock reserved for and available for issuance under our Employee Stock Purchase Plan;
•	273,280 shares of common stock issuable upon exercise of outstanding warrants; and
•	45,668,156 shares of common stock issuable upon conversion of our outstanding Series E Preferred Stock (1).

_____________

(1)	The Series E Preferred Stock is convertible into a number of shares of common stock determined by dividing the liquidation preference of $25.00 per share by the conversion price, currently $3.00 per share. If all outstanding Series E Preferred Stock were converted at the $3.00 per share conversion price, the holders of Series E Preferred Stock would receive an aggregate of 13,123,033 shares of our common stock. However, we have reserved the maximum number of shares of our common stock that could be issued upon a change of control event assuming our shares of common stock are acquired for consideration of $0.855 per share or less. In this scenario, each outstanding share of Series E Preferred Stock could be converted into a maximum of 29 shares of common stock, as further described in the Certificate of Designations, filed as Exhibit 3.11 to the Company’s Form 8-A filed with the SEC on February 12, 2014.

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As a result, we have 50,516,666 unreserved shares of common stock available for issuance as of August 14, 2015.

Reason for the Proposal

We have expended substantial funds on the research and development of our product candidates, and funding the operations of our wholly-owned biomanufacturing subsidiary, Avid Bioservices, Inc. As a result, we have historically experienced negative cash flows from operations since our inception and we expect negative cash flows from operations to continue in the foreseeable future as we continue to (i) advance the clinical development of our lead immunotherapy candidate, bavituximab, which includes, among other things, completing our ongoing Phase III SUNRISE trial and expanding our bavituximab clinical pipeline by initiating additional later-stage trials to explore expanded indications and combinations, (ii) prepare for the potential commercialization of bavituximab, and (iii) support the growth of our contract manufacturing business.

Historically, we have funded most of our operations in the equity markets through the sale of our common stock and through the issuance of our preferred stock, which can be converted into shares of our common stock. We believe it is likely that the sale of shares of common stock (or sale of preferred shares convertible into shares of our common stock) will continue to be the principal means by which we will raise additional capital to fund our operations over the foreseeable future until such time we are able to (i) generate sufficient earnings from the sale of our product candidates, if approved, (ii) secure sufficient funding from a potential licensing or partnership arrangement, or (iii) generate sufficient revenue from our contract manufacturing business. Based on the current market price of our common stock, we believe that the current number of unreserved shares of our common stock is insufficient to fund our operations for the foreseeable future. Therefore, the Board of Directors believes that it is in the best interest of the Company and our stockholders to have a sufficient number of authorized but unissued shares of common stock available for issuance in the future to fund our planned operations.

If the stockholders do not approve this proposal, we may not be able to arrange the financing necessary to continue our existing operations or may be required to immediately hold a special stockholders meeting to seek approval to increase the authorized number of shares of our common stock, which could cost the Company in excess of $125,000 in printing, distribution, and mailing fees.

Possible Effects of the Amendment

If this proposal is approved, the increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue the additional authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholders' percentage equity ownership and voting power and, depending on the price at which they are issued, may have a dilutive effect on our earnings per share and book value per share. The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of common stock that will result from the Company’s adoption of the proposed amendment.

Amendment Effective Date

If the proposed Amendment is adopted, it will become effective upon the filing of a certificate of amendment to the certificate of incorporation with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 325 MILLION TO 500 MILLION SHARES.

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Proposal No. 4:
Approval of an Amendment to our 2011 Stock Incentive Plan

Introduction

We are asking our stockholders to approve an amendment to the Company’s 2011 Stock Incentive Plan to increase the number of shares of our Common Stock subject to the 2011 Plan by 15,000,000 shares.

The Company’s 2011 Stock Incentive Plan, which is referred to herein as the “2011 Plan”, was originally approved by the Board of Directors in June 2011 and the Company’s stockholders in October 2011. A total of up to 3,500,000 shares of our common stock were initially authorized for issuance under the 2011 Plan. In October 2012, our stockholders approved an amendment to the 2011 Plan in order to, among other things, increase the number of shares of our common stock subject to the 2011 Plan by 8,000,000 shares to up to 11,500,000 shares. In October 2013, our stockholders approved an amendment to the 2011 Plan in order to increase the number of shares of our common stock subject to the 2011 Plan by 7,000,000 shares to up to 18,500,000 shares. On August 13, 2015, subject to stockholder approval, the Board of Directors approved a proposal to amend the 2011 Plan to increase the number of shares of our common stock subject to the 2011 Plan by 15,000,000 shares (as so amended, the “Amended 2011 Plan”) to up to 33,500,000 shares.

In addition to the foregoing, our stockholders are being asked to re-approve the Section 162(m) performance goals under the 2011 Plan so that certain incentive awards granted under the 2011 Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code. Otherwise, Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years. If stockholders do not approve the Section 162(m) performance goals at the Annual Meeting, then awards granted under the Amended 2011 Plan after the first stockholder’s meeting in 2016 will not qualify as exempt performance-based compensation under Code Section 162(m) unless such approval is obtained or stockholders approve other designated performance criteria at or prior to the first stockholders’ meeting in 2016. Notwithstanding the foregoing, awards of stock options and stock appreciation rights will continue to qualify as exempt performance-based compensation under Section 162(m) of the Code even if the stockholders do not approve the Section 162(m) performance goals at or prior to the first stockholders’ meeting in 2016.

Description of the Amended 2011 Plan

A summary of the Amended 2011 Plan is set forth below, and the full text of the Amendment is attached hereto as Exhibit B. The following discussion is qualified in its entirety by reference to (i) the amendment attached hereto as Exhibit B (the “Amendment”), (ii) the third amendment of the Amended 2011 Plan filed as Exhibit 4.24 to the Company’s Annual Report on Form 10-K as filed with the SEC on July 14, 2015, (iii) the second amendment of the Amended 2011 Plan filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on August 26, 2013, (iv) the first amendment of the Amended 2011 Plan filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on August 27, 2012, and (v) the original text of the Amended 2011 Plan filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on August 26, 2011. Capitalized terms used below shall have the meanings ascribed to them in the Amended 2011 Plan.

General

The total number of shares of common stock that may be issued under the 2011 Plan is currently 18,500,000. If the proposal for the amendment of the 2011 Plan is approved by stockholders, then the Amended 2011 Plan will authorize the issuance of up to 33,500,000 shares of common stock.

At August 14, 2015, we had 875,942 shares of common stock available for grant under the 2011 Plan and our other outstanding stock incentive plans. In order to continue to have an appropriate supply of shares for long-term equity incentives to recruit, hire and retain the talent required to execute our business plans, our Board of Directors is requesting our stockholders to approve an additional 15,000,000 shares of common stock that may be granted under the 2011 Plan. In addition, over the near term, we have insufficient shares of common stock available for grant under the 2011 Plan and our other outstanding stock incentive plans to cover our annual routine broad-based option grant scheduled for May 2016, as further discussed in footnote 1 in the table below.

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While adding 15,000,000 shares to the 2011 Plan will increase the potential dilution to stockholders, our Board of Directors believes our equity compensation plans are well-managed and within the median norms for our peer group. We expect that with the additional 15,000,000 shares for which we are seeking stockholder approval, we will have sufficient shares for our equity compensation program for at least three fiscal years based on our historical three-year average run rate for stock option grants, excluding any non-routine broad-based grant of stock options as discussed in footnote 3 in the table below. If the amendment to the 2011 Plan is not approved by the stockholders, share-based awards will continue to be made under the 2011 Plan and other outstanding stock incentive plans to the extent shares are available.

The following table sets forth information regarding routine and new hire stock options granted, the run rate for each of the last three fiscal years and the average run rate over the last three fiscal years.

	Fiscal Year Ended April 30,			3-Year
	2015	2014	2013	Average
Routine and new hire stock options granted (1):	4,550,198	4,691,001 (2)	4,567,083 (3)	4,602,761

Common shares outstanding at fiscal year end:	193,346,627	178,871,164	143,768,946	171,995,579

Run rate:	2.35%	2.62%	3.18%	2.68%

(1)	In the fiscal year ended April 30, 2012, the Compensation Committee of the Board of Directors implemented an annual broad-based grant of stock option awards policy to our employees, with the grant typically occurring during May, the first month of our fiscal year. During fiscal years ended April 30, 2015, 2014 and 2013, an aggregate of 3,995,804, 3,992,786 and 3,887,500 options, respectively, were granted under routine annual broad-based grants of stock options. In determining the number of options granted under annual broad-based grants of stock options, the Compensation Committee considers, among other things, comparative industry data provided by the Company’s independent compensation consultant to insure that the Company’s stock option practices are aligned with competitive norms. In addition to the routine annual broad-based grant of stock option awards policy, the Company’s policy is to grant stock options to newly hired employees effective on their first day of employment.
(2)	Number excludes 100,000 restricted stock awards (“RSA’s”) that were granted in the fiscal year ended April 30, 2014 as RSA’s are deemed infrequent in occurrence.
(3)	Number excludes a non-routine broad-based stock option grant on December 27, 2012 to purchase an aggregate of 4,110,125 shares of common stock that was granted to promote employee retention.

Purpose

The Board of Directors believes that the Amended 2011 Plan will promote the success and enhance our long-term growth by aligning the interests of participants in the Amended 2011 Plan with those of our stockholders and by providing those individuals with an incentive for outstanding performance. The Board of Directors also believes that the flexible terms and conditions of the Amended 2011 Plan, which permit the grant of various forms of equity and non-equity awards with a variety of terms and conditions, allow us to attract, retain and motivate individuals whose efforts play a significant role in the success of the Company’s operations.

Administration

The Amended 2011 Plan will be administered by the Compensation Committee or such other committee as may be designated by the Board of Directors. The Compensation Committee must be comprised of at least three (3) members of the Board of Directors. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act if required to meet the conditions for exemption from Section 16(b) of the Exchange Act and an “outside director” as defined in Section 162(m) of the Code. The Compensation Committee, by majority action, is authorized to interpret the Amended 2011 Plan, to prescribe, amend, and rescind rules and regulations relating to the Amended 2011 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Amended 2011 Plan, to the extent they are not inconsistent with the Amended 2011 Plan.

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The Compensation Committee will have the authority, to determine the participants who are entitled to receive awards under the Amended 2011 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price or exercise price, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, the form of each award agreement, and the schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee deems appropriate. The Compensation Committee will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards (as described below). Neither the award agreement or the other terms and provisions of any award must be identical for each participant.

The Compensation Committee will have the authority to modify existing awards, subject to specified provisions of the Amended 2011 Plan and the listing requirements of The NASDAQ Stock Market or such other exchange on which our stock is traded. The Compensation Committee will be prohibited from repricing any previously granted options or SARs without first obtaining stockholder approval.

Stock Subject to Amended 2011 Plan

A total of 33,500,000 shares of common stock are reserved for issuance under the Amended 2011 Plan, subject to stockholder approval. Notwithstanding the above, the maximum number of shares of stock that may be issued as incentive stock options under the Amended 2011 Plan shall be 33,500,000. All such shares may be awarded as incentive stock options. As of August 14, 2015, the closing price of our common stock was $1.16 per share.

Subject to the express provisions of the Amended 2011 Plan, if any award granted under the Amended 2011 Plan terminates, expires, lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the Amended 2011 Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the Amended 2011 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the Amended 2011 Plan.

The maximum number of shares of common stock that may be granted to a participant, who is a covered employee, during any fiscal year with respect to one or more awards, shall be 500,000 shares.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the Amended 2011 Plan.

Awards Available Under the Amended 2011 Plan

The following types of awards may be granted pursuant to the Amended 2011 Plan: stock options, restricted stock rights, restricted stock, performance shares, performance share units, performance cash awards, stock appreciation rights and stock grant awards.

Stock Options. The Compensation Committee may grant incentive stock options and non-qualified stock options under the Amended 2011 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the Amended 2011 Plan will be at least 100% of the fair market value of Company stock on the date granted. No option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a stockholder with respect to options until the record date of the stock purchase.

Restricted Stock Rights. The Compensation Committee may grant restricted stock rights awards under the Amended 2011 Plan. A restricted stock right award gives the participant the right to receive common stock or a cash payment equal to the fair market value (determined as of a specified date) in the future. Shares of common stock are not issued under the award until specified restrictions lapse. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock rights have no voting rights with respect to the shares of stock subject to their restricted stock rights award.

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Restricted Stock. The Compensation Committee may grant restricted stock under the Amended 2011 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Compensation Committee may, in its discretion, waive the restrictions in whole or in part, unless the restricted stock award is a performance-based award (as described below).

Performance Shares. The Compensation Committee may grant performance share awards under the Amended 2011 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.

Performance Share Units. The Compensation Committee may grant performance share unit awards under the Amended 2011 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.

Performance Cash Awards. The Compensation Committee may grant performance cash awards under the Amended 2011 Plan. A performance cash award gives the participant the right to receive a cash payment if certain performance goals are satisfied during a performance period specified by the Compensation Committee.

Stock Appreciation Rights. The Compensation Committee may grant SARs under the Amended 2011 Plan. A SAR gives the participant the right to share in the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the price fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in stock. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Stock Grant Awards. The Compensation Committee may grant stock awards under the Amended 2011 Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of Common Stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

Performance-Based Awards. When the Compensation Committee grants restricted stock, restricted stock rights, performance shares, performance share units, or performance cash awards it may designate the award as a performance-based award. Options and SARs granted pursuant to the Amended 2011 Plan should, by their terms, qualify as performance-based awards. Performance-based awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to “covered employees” as that term is defined in Section 162(m) of the Code. Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards. The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. The Compensation Committee may, in its discretion, grant awards under the Amended 2011 Plan to covered employees that do not qualify for the exception.

The payment of restricted stock, restricted stock rights, performance shares, performance share units, or performance cash awards that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period. Performance goals are based on any one or more pre-established performance criteria. The pre-established performance criteria are limited to the following: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; operating margin; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added; share price performance; total stockholder return; improvement or attainment of corporate governance goals; attainment of regulatory approvals; attainment of clinical trial milestones; attainment of research and development milestones; contract or grant awards; regulatory inspections; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels.

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With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Compensation Committee has the discretion to decrease the amount of compensation payable pursuant to any performance-based award but may not increase the compensation payable pursuant to any performance-based award.

The maximum amount of any performance-based award that may be granted to a covered employee during any performance period is 500,000 shares of common stock or the equivalent cash value.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the Amended 2011 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Change-in-Control

If a Termination of Employment (or Service) occurs with respect to an employee or non-employee director Participant for Good Reason or without Cause within two (2) years (or such other period as may be specified in the Participant’s employment or other agreement with the Company or its subsidiary) following a Change-in-Control, all or any portion of an Award shall automatically become immediately vested and/or exercisable and that the restrictions relating to all such Awards shall lapse.  With respect to a Performance-Based Award, the award shall vest on a pro-rata basis at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement.

Non-transferability

The Compensation Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the Amended 2011 Plan. Unless otherwise determined by the Compensation Committee, no award granted under the Amended 2011 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the Amended 2011 Plan) in favor of a spouse, or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Adjustment Provisions

If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the Amended 2011 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the Amended 2011 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any option or SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

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Amendment, Modification and Termination of Amended 2011 Plan

Subject to the Board of Directors’ right to amend or terminate the Amended 2011 Plan at any time, the Amended 2011 Plan will remain in effect until all awards issued under the Amended 2011 Plan expire, terminate, are exercised or are paid in full in accordance with the Amended 2011 Plan provisions and any award agreement. However, no award may be granted under the Amended 2011 Plan after the tenth anniversary of the date the Amended 2011 Plan is approved by the Company’s stockholders unless the stockholders of the Company vote to approve an extension of the Amended 2011 Plan prior to such expiration date.

The Board of Directors has discretion to terminate, amend or modify the Amended 2011 Plan. Any such action of the Board of Directors is subject to the approval of the stockholders to the extent required by law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted by law, the Board of Directors may delegate to the Compensation Committee or the Chief Executive Officer the authority to approve non-substantive amendments to the Amended 2011 Plan. Except as otherwise provided in the Amended 2011 Plan, the Board of Directors, Chief Executive Officer and the Compensation Committee may not do any of the following without stockholder approval: reduce the purchase price or exercise price of any outstanding award, including any option or SAR; increase the number of shares available under the Amended 2011 Plan; grant options with an exercise price that is below fair market value of a share of Company stock on the grant date; reprice previously granted options or SARs; or, cancel any option or SAR in exchange for cash or any other award, or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the Amended 2011 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain federal income tax consequences of certain transactions under the Amended 2011 Plan based on federal income tax laws in effect on January 1, 2015. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a non-qualified stock option and SARs, the lapse of restrictions on restricted stock, or upon the payment of restricted stock rights, performance shares, performance share units, performance cash awards, or stock grant awards the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company generally will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the tax and the tax consequences described for non-qualified stock options will apply.

The final regulations promulgated under Section 409A of the Code became effective as of January 1, 2009. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the Amended 2011 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the Amended 2011 Plan in such a manner.

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Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates

To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

New Plan Benefits Table

Benefits under the Amended 2011 Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by Amended 2011 Plan participants.

Vote Required

Approval of the amendment to our 2011 Stock Incentive Plan requires the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting. Broker non-votes will not be treated as votes cast for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN.

Proposal No. 5:
Advisory Vote On Executive Compensation (“Say-On-Pay”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote), as well as an advisory vote with respect to whether future say-on-pay votes will be held every one, two or three years (a so-called “say-on-frequency” vote). At the 2011 Annual Meeting, a majority of stockholders present and entitled to vote on the proposal selected one year as the desired frequency of future stockholder say-on-pay votes with respect to the say-on-frequency proposal. As such, the Board of Directors adopted a resolution to hold “say-on-pay” votes annually. Since 2011, a majority of stockholders present and entitled to vote on the proposal have approved the say-on-pay proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our named executive officers (our “NEOs”), who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of both specific financial and strategic goals, which are expected to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the tables and narrative that follow for additional details about our executive compensation programs, including information about the fiscal year ended April 30, 2015 compensation of our NEOs.

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The Compensation Committee regularly reviews the compensation programs for our NEOs, including with the assistance of its independent compensation consultant, to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and with current market practices. This includes establishing target goals and objectives based on our strategic and operating plans. We closely monitor the compensation programs and pay levels of executives from other peer pharmaceutical and biopharmaceutical companies of similar size, stage of development and complexity, so that we may ensure that our compensation programs are within the norm of market practices. This enables us to retain our executive officers in a competitive market for executive talent.

We believe that our executive compensation programs have been effective at motivating the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives within our industry.

Recommendation

We request stockholder approval of our fiscal year 2015 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis”, the compensation tables, and the narrative disclosures that accompany the compensation tables within the Executive Compensation section of this Proxy Statement). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution at our 2015 Annual Meeting:

“RESOLVED, that the stockholders of Peregrine Pharmaceuticals, Inc. (the “Company”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2015 Summary Compensation Table and the other related tables and disclosure within the Executive Compensation section of this Proxy Statement.”

The vote solicited for Proposal No. 5 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee, nor will its outcome require the Company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, the Board of Directors or the Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Security Ownership Of Certain Beneficial Owners, Directors And Management

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 14, 2015, by: (i) each stockholder known to us to beneficially own more than 5% of our common stock; (ii) each director and director nominee; (iii) our Named Executive Officers for the fiscal year ended April 30, 2015; and (iv) all directors and executive officers of the Company as a group. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of such individual or entity, we deemed outstanding shares of common stock such individual or entity has the power to vote or dispose of, and any shares subject to options or warrants that are currently exercisable or will become exercisable within 60 days of August 14, 2015. We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

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	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares		Percent (a)
5% Stockholders:
BlackRock, Inc. (b) 55 East 52nd Street New York, NY 10022	12,109,741		6.01%
Named Executive Officers and Directors (c):
Steven W. King	2,241,443	(d)	1.10%
Eric S. Swartz	2,133,806	(d)(e)	1.05%
Carlton M. Johnson, Jr.	1,469,347	(d)	*
David H. Pohl	1,463,688	(d)	*
Paul J. Lytle	1,197,958	(d)	*
Joseph S. Shan	770,436	(d)	*
Shelley P.M. Fussey, Ph.D.	731,219	(d)	*
Mark R. Ziebell	671,875	(d)	*
All directors and executive officers as a group (8 persons)	10,679,772	(d)(e)	5.06%

_____________________

*	Represents less than 1% of the outstanding shares of our common stock.
(a)	Applicable percentage ownership of common stock computed on the basis of 201,377,358 shares of common stock outstanding at August 14, 2015, plus shares that could be acquired through the exercise of stock options that will become exercisable within 60 days of August 14, 2015.
(b)	The information set forth herein is based solely on information made available by NASDAQ, which reported the ownership of our common stock as of June 30, 2015 by the following subsidiaries of BlackRock, Inc.: BlackRock Institutional Trust Company, N.A. – 10,979,238 shares, BlackRock Investment Management, LLC – 667,277 shares, BlackRock Financial Management, Inc. – 458,818 shares, and BlackRock Asset Management Canada Limited – 4,408 shares.
(c)	The address of all of our executive officers and directors is c/o Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California, 92780.
(d)	Includes shares which the individuals shown above have the right to acquire as of August 14, 2015, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. King – 2,063,637 shares; Mr. Swartz – 1,461,688 shares; Mr. Johnson – 1,461,688 shares; Mr. Pohl – 1,461,688; Mr. Lytle – 1,091,250 shares; Mr. Shan – 760,000 shares; Dr. Fussey – 639,875 shares; and Mr. Ziebell – 671,875 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.
(e)	Includes 107,739 shares of common stock owned by Swartz Ventures, Inc., 126,000 shares of common stock owned by Highlight Fund, LLC, and 52,978 shares held in an Individual Retirement Account (“IRA”) for the benefit of Mr. Swartz. Mr. Swartz has sole control over Swartz Ventures, Inc., Highlight Fund, LLC and his IRA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with The NASDAQ Stock Market. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports we received, and written representations from certain Reporting Persons that no other reports were required for those persons, to the best of our knowledge, we believe that during the year ended April 30, 2015, each of the Reporting Persons met all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. The Compensation Committee’s complete roles and responsibilities are set forth in a written charter of the Compensation Committee adopted by our Board of Directors, which can be found at our website, www.peregrineinc.com.

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This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the fiscal year ended April 30, 2015 for the following executive officers, who are referred to in this Compensation Discussion and Analysis and the subsequent tables as our “Named Executive Officers” or “NEOs”:

•	Steven W. King, President and Chief Executive Officer;
•	Paul J. Lytle, Chief Financial Officer;
•	Shelley P.M. Fussey, Ph.D., Vice President, Intellectual Property;
•	Joseph S. Shan, Vice President, Clinical & Regulatory Affairs; and
•	Mark R. Ziebell, Vice President, General Counsel and Corporate Secretary.

Overview

Executive compensation programs affect all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect executive compensation and incentive programs have on all of our employees.

The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are several pharmaceutical, biotechnology and medical device companies in that region. The majority of our competitors in this geographic area have more resources than we do which makes it more difficult for us to hire and retain key personnel. As a result, the Compensation Committee must establish compensation packages that will enable the Company to be competitive with the local market.

Given the competitive environment in which we operate, our executive compensation programs are designed to deliver compensation that is competitive with our peer group and that allows us to attract and retain superior talent who can perform effectively and succeed in a demanding business environment. Our compensation programs are also designed to reward performance against pre-established goals and align the interests of our executives with our stockholders. We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We believe that pay-for-performance compensation programs, which reward our executives when they achieve individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive management team.

Our President and Chief Executive Officer, who attends most meetings of the Compensation Committee, assists the Compensation Committee in determining the compensation of all other executive officers by, among other things:

•	recommending to the Compensation Committee appropriate base salaries of the other executive officers;
•	establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives; and
•	making recommendations, from time to time, for annual or special stock grants or stock option grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives with the President and Chief Executive Officer.

Independent Compensation Consultants

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. For the fiscal year ended April 30, 2015, the Compensation Committee engaged Barney & Barney LLC, or Barney & Barney, to review our executive compensation programs and to assess our executive officers’ base salaries, short-term incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. As described herein, Barney & Barney assisted the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. The Compensation Committee has adopted a compensation philosophy of targeting our executive compensation to the 50th percentile of executive compensation of our peer group. Executive compensation may be above or below the 50th percentile based on an executive's experience, scope of position, individual performance and Company constraints.

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The Compensation Committee uses the information it obtains from Barney & Barney primarily for evaluating our executive compensation practices, including measuring the competitiveness of our practices. The Compensation Committee also uses the information obtained from Barney & Barney to review our cash bonus policy, equity awards, and base salary benchmarks across all levels of the Company. The Compensation Committee has assessed the independence of Barney & Barney pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent Barney & Barney from independently advising the Compensation Committee. In compliance with the SEC and the corporate governance rules of The NASDAQ Stock Market, Barney & Barney provided the Compensation Committee with a letter addressing each of the six independence factors described in those rules. Their responses affirm the independence of Barney & Barney and its employees who service the Compensation Committee on executive compensation matters.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;
•	annual cash bonus plan;
•	equity awards;
•	employment agreements and severance and change-in-control benefits; and
•	perquisites and other benefits.

The Compensation Committee has structured our executive compensation program to ensure that executive officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable regulatory requirements.

The Compensation Committee does not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by an independent compensation consulting firm, determines subjectively what it believes to be the appropriate level and mix of the various compensation components that it believes appropriate to achieve the compensation and corporate objectives described in this discussion.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives, and to provide a fixed amount of compensation for performing daily responsibilities, and also provide stability and security. When establishing base salaries for the fiscal year ended April 30, 2015, the Compensation Committee considered various data regarding the base salaries of executive officers in comparable positions at other biotechnology companies. Additional factors included, but were not limited to, company size, market capitalization, stage of development of a company’s products and geographic location. The Compensation Committee also considered the individual experience level and actual performance of each executive officer in light of our needs and objectives. The Compensation Committee also reviewed an analysis from Barney & Barney, our independent compensation consulting firm, to ensure that base salaries are competitive and within the competitive range of other biotechnology companies in our peer group.

Base salaries are reviewed at least annually by the Compensation Committee, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience, subject to minimum salary requirements set forth in applicable employment agreements. Base salaries may be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives as well as our combined success in meeting corporate goals, including biomanufacturing revenue goals, commercial readiness goals and research and clinical goals. An executive’s base salary is also evaluated by reviewing the executive’s other compensation components to ensure that the executive’s total compensation is in line with our overall compensation philosophy as discussed above.

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The following annual base salary amounts of our Named Executive Officers for the fiscal year ended April 30, 2015 were determined based on the “Factors for Determining Compensation”, as noted below:

Named Executive Officer	Annual Base Salary ($)
Steven W. King	520,000
Paul J. Lytle	390,000
Shelley P.M. Fussey, Ph.D.	321,000
Joseph S. Shan	300,000
Mark R. Ziebell	348,000

The above salaries reflect an increase from the fiscal year ended April 30, 2014 and were approved by the Compensation Committee in recognition of the fact that the Company’s executive officers had not received increases in their base salaries for the fiscal years ended April 30, 2013 and 2014. Base salaries for fiscal year ended April 30, 2015 were benchmarked at or near the fiftieth percentile of the base salaries for executive officers in the Company’s peer group (except with respect to Mr. Ziebell who was benchmarked at or near the seventy-fifth percentile) based on a detailed review of a report prepared by, and after consultation with, the Compensation Committee’s independent compensation consultant.

Annual Cash Bonus Plan

In July 2011, the Compensation Committee adopted and approved a formal Annual Cash Bonus Plan (the “Bonus Plan”) for its Named Executive Officers for the fiscal year ended April 30, 2012 performance and for each subsequent fiscal year, unless amended, which the Compensation Committee used to determine the annual bonuses awarded to Named Executive Officers. The Compensation Committee may also make discretionary bonuses outside of the framework of the Bonus Plan, but in general, each participant’s annual cash bonus under the Bonus Plan will be determined by multiplying the participant’s annual base salary for the applicable fiscal year by (a) a corporate goal achievement percentage ranging from 0% to 100%, (b) a target bonus percentage for such participant, generally targeted for the 50th percentile of our peer groups, and (c) a corporate factor ranging from 0 to 1.5, based on the Company’s achievement of corporate goals, the participant’s achievement of individual goals, the participant’s role and responsabilities within the Company, share price performance, and other factors as determined by the Compensation Committee.

The Company’s corporate goals are set at or around the beginning of each fiscal year by the Compensation Committee, based on recommendations by the Company’s management. At the end of each fiscal year, the Compensation Committee will determine the extent to which the corporate goals were achieved (expressed as a percentage) and each participant’s corporate factor based on a quantitative and qualitative review of such participant’s performance, in addition to the Company’s share price performance. Each participant’s individual goals, which are aligned to support the corporate goals, are also set at or around the beginning of each fiscal year and are also evaluated based on a quantitative and qualitative review of performance. The Compensation Committee’s chair will recommend the CEO’s individual goals and individual factor to the Compensation Committee and the CEO will recommend other executive officers individual goals and individual factors to the Compensation Committee. All individual goals and individual factors will be set by the Compensation Committee. Corporate goals and individual goals may be modified by the Compensation Committee during the applicable fiscal year based on operational and financial developments.

For the fiscal year ended April 30, 2015, the Compensation Committee approved multiple corporate goals related to advancing our pipeline of clinical candidates, including but not limited to, advancing bavituximab Phase III SUNRISE trial in second-line non-small cell lung cancer (“NSCLC”), preparing bavituximab for commercial production, designing later-stage trial of bavituximab for new indications, and establishing additional bavituximab research collaborations, as well as financial and other administrative corporate goals.

Following the end of the fiscal year, the Compensation Committee reviews performance relative to each corporate goal and determines the achievement level (0-100%) of each corporate goal, and then calculates an overall average achievement percentage which also takes into consideration the individual weighting attributed to each corporate goal. The Compensation Committee does not use a strict formula in assessing the Company’s level of achievement with respect to each goal, but rather considers factors such as:

•	the level of success achieved for each corporate goal;
•	the difficulty of the goal;

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•	whether significant unforeseen events or obstacles reasonably beyond our control impacted the Company’s ability to achieve the goal, or altered the expected difficulty of the goal;
•	changes in circumstances which may have made the goal more or less important to our near- and long-term success; and
•	other corporate accomplishments during the fiscal year that, while not established as a formal goal, are nonetheless deemed important to our near- and long-term success and enhance stockholder value.

Based on its review of our performance during the fiscal year relative to our corporate goals, the Compensation Committee determined a 94% achievement percentage with respect to our corporate goals for the fiscal year ended April 30, 2015.

The following table sets forth the target bonus percentage, based upon the “Factors for Determining Compensation”, as noted below, of our Named Executive Officers approved by the Compensation Committee for the fiscal year ended April 30, 2015 and their respective earned cash bonuses as approved by the Compensation Committee:

Named Executive Officer	Fiscal Year 2015 Target	Fiscal Year 2015 Bonus ($)(1)
Steven W. King	60%	389,863
Paul J. Lytle	40%	219,931
Shelley P.M. Fussey, Ph.D.	35%	114,994
Joseph S. Shan	35%	59,917
Mark R. Ziebell	35%	114,477

________________

(1)	Bonuses for Mr. King and Mr. Lytle were based on a corporate factor of 1.50, for Dr. Fussey a corporate factor of approximately 1.09, for Mr. Shan a corporate factor of approximately 1.21, and for Mr. Ziebell a corporate factor of 1.00. The above bonus amounts for Mr. King and Mr. Shan do not include an additional $50,000 and $59,917, respectively, which, based on the above described bonus formula would have been included in the table above but for the Compensation Committee’s decision to deem such amounts as unearned unless a certain predefined milestone is achieved by June 2016.

Equity Awards

Stock Option Awards and Grant Practices. Based on market practice and our objective to align executives’ interest with those of our stockholders, we currently use stock options awards as the primary form of long-term incentive compensation for executives and other employees. In the fiscal year ended April 30, 2012, the Compensation Committee implemented a policy of a routine annual broad-based grant of stock option awards to our executive officers and other employees, with the grant typically occurring during the first week of May, the first month of our fiscal year. The grant date of such annual award and of other grants (i.e., for new hires) is either on the date the Compensation Committee approves the grants or on a pre-selected later date, such as a future hire date. In determining the size and types of equity grants to executive officers, the Compensation Committee considers, among other things, comparative industry data provided by the Compensation Committee’s independent compensation consultant, our outstanding shares at the time of grant, the number and type of equity awards granted to such individuals in prior years, the equity available under our long-term incentive plan and desirable run rate and aggregate estimated equity usage in the future, each executive officer’s ownership in our Company, our corporate performance, and each executive officer’s individual performance, role and responsibilities.

The Compensation Committee exercises discretion in determining the information it considers, as well as any weighting of particular information, in determining the equity awards. The determination of equity awards is made by the Compensation Committee after evaluating the information and areas of consideration described above in their totality. For the fiscal year ended April 30, 2015, our annual broad-based stock option grant was approved by the Compensation Committee on May 11, 2015.

Stock option grant information for the fiscal year ended April 30, 2015, is set forth below under “Grants of Plan-Based Awards For the Fiscal Year Ended April 30, 2015.”

Stock Awards and Award Practices. In addition to stock options, we have in the past used stock awards as a form of long-term incentive compensation for executives and other employees. Stock awards are shares of common stock that vest in accordance with the terms established by the Compensation Committee. Usually, the awards will be subject to vesting upon the Company’s timely attainment of certain predetermined clinical, financial or operational milestones with specific targeted attainment dates or vest over a specific predetermined period of performance. However, the Compensation Committee, at its discretion, may issue discretionary stock awards that are not subject to any future vesting requirements. There were no discretionary stock award grants to our Named Executive Officers during the fiscal year ended April 30, 2015.

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Employment Agreements, Severance and Change-in-Control Benefits

We have employment agreements with all of our Named Executive Officers providing for severance payments and accelerated vesting benefits triggered by various termination events. For a description of these agreements and our potential payment obligations, please see “Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control” and the related tabular disclosure below.

When entering into employment agreements which provide for post-termination compensation for our Named Executive Officers, the Compensation Committee considers, among multiple factors, peer company practice, retention needs and consistency of post-termination compensation among our executives. Gains from prior equity awards are not a material consideration in setting the level of such compensation. In particular, we believe such employment agreements benefit us and our stockholders by attracting and retaining executives in a marketplace where such protections are commonly offered by our peer companies. We also believe that severance protection triggered by a change-in-control allows our executives to assess a potential change-in-control objectively, from the perspective of what is best for our stockholders, without regard to the potential impact of the transaction on their own job security. We use a “double trigger” with respect to benefits that are to be provided in connection with a change-in-control. A change-in- control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause or due to the executive’s death or disability during a specified period before or after a change of control. We believe a “double trigger” benefit maximizes stockholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk. Further, we believe the severance protection offered under the employment agreements is balanced with the interests of Peregrine and its stockholders, as the executives are bound by non-disclosure, non-competition, and non-solicitation arrangements and must execute a general release in favor of Peregrine as a condition to receiving benefits under these agreements. All of the Named Executive Officers are “at will” employees.

These employment agreements are subject to automatic one-year extensions annually and, as part of the Compensation Committee’s review of all of our executive compensation practices, will be reviewed to ensure that they continue to serve our interests in retaining these key executives, remain consistent with packages offered by our peers, and provide reasonable levels of severance protection and compensation.

Perquisites and Other Benefits

We maintain broad-based benefits that are provided to all employees, including health, dental, and vision insurance, life and disability insurance, a 401(k) plan, and an Employee Stock Purchase Plan.

Under the 401(k) plan, Named Executive Officers are allowed to contribute on the same basis as other employees of the Company as determined by IRS regulations. Effective January 1, 2010, the Company voluntarily agreed to match 50% of all employee contributions, including Named Executive Officers, up to the first 6% of a participant’s annual salary for all 401(k) plan contributions, subject to certain IRS limitations. Commencing effective January 1, 2015, the Company’s voluntary match percentage was changed to a tiered structure based on each employee’s number of years of service to the Company, as follows: up to three years of service, 50% match; four to six years of service, 65% match; seven to nine years of service, 80% match; and, ten or more years of service, 100% match. Under the 401(k) plan, each participating employee, including Named Executive Officers, is fully vested in his or her contributions to the 401(k) plan and Company contributions to the 401(k) plan will fully vest after six years of service.

Under the Employee Stock Purchase Plan, Named Executive Officers are allowed to participate on the same basis as other employees of the Company, which allows employees on a voluntarily basis to purchase shares of our common stock directly from the Company through accumulated payroll deductions, which the Company believes closely aligns the interests of participants with the interests of stockholders.

In addition, Named Executive Officers are eligible to participate in the same employee benefit plans as all other employees. The cost of health and dental insurance was 100% covered by the Company for Named Executive Officers during the fiscal year ended April 30, 2015. In addition, all employees, including Named Executive Officers, receive one (1) times their annual salary in term-life insurance, long-term disability benefits, and vision insurance at no cost to the employee. We also provide all employees, including Named Executive Officers, the option to make pre-tax payroll deductions up to $2,550 per year under a flexible spending account plan that can be utilized for out-of-pocket medical, dental and other allowable expenses. The Company also provides paid-time-off benefits to cover vacation and sick time and annually determined Company holidays.

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Factors for Determining Compensation

Performance. One of the primary objectives of our compensation program is to motivate our Named Executive Officers to achieve our short and long-term strategic goals. These goals are tied to, among other things, the advancement of our product pipeline, the attainment of clinical and regulatory milestones, the development, acquisition and out-licensing of key technologies, increasing third-party customer contract manufacturing revenues and the securing of capital funding. In addition to linking compensation to the attainment of pre-approved goals, individual performance is assessed on the basis of more subjective, non-formulaic, criteria, such as:

•	involvement in, and responsibility for, the development and implementation of our strategic plans and the attainment of our strategic and operating objectives;
•	participation in the achievement of strategic or regulatory milestones;
•	contribution to the management team and application of managerial leadership skills;
•	involvement in accessing capital to fund our research and development operations and other business activities; and
•	role in protecting and realizing the value of our intellectual property.

“Say-on-Pay” Consideration. At our 2014 Annual Meeting, approximately 65% of the shares voted at the meeting approved, on an advisory basis, the compensation of our Named Executive Officers. Given that less than 70% of the shares voted to approve the ‘say-on-pay’ advisory proposal, the Compensation Committee spent additional time with its independent compensation consultant, reviewing the Company’s practices and analyzing the various elements of executive compensation for each Named Executive Officer and how such elements compare to the median compensation for the Company’s peer group. Following thoughtful deliberation, the Compensation Committee determined not to implement specific changes and continued with its compensation philosophy and its balanced approach to various components of its compensation program, after giving consideration to the level of attainment of corporate goals and benchmarking compensation with the Company’s peer group. However, the Compensation Committee does monitor the results of the annual advisory ‘say-on-pay’ proposal and refers to such results as one of many factors considered, along with peer group benchmarking, in connection with the discharge of its responsibilities, although the Compensation Committee does not assign a quantitative weighting to any such factors.

Market Benchmarks and Competitive Analysis. We believe that our select peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. Accordingly, in the fiscal year ended April 30, 2015, Barney & Barney, the independent compensation consultant engaged by the Compensation Committee with experience in evaluating public biopharmaceutical companies, has helped the Compensation Committee collect and analyze data and to compare all components of our compensation program, including base salary, annual cash bonus and long-term equity awards, to the practices of peer companies. In the fiscal year ended April 30, 2015, Barney & Barney developed a list of peer group of pharmaceutical and biopharmaceutical companies based on several characteristics, including, being publicly traded, relative company size (e.g., market capitalization and number of employees), stage of development, performance and geographic location as compared to peer companies, as well as the specific responsibilities of our executives. In addition, this peer group also includes companies with which we believe we must compete for talent. The Compensation Committee intends to review and modify this peer group periodically to ensure that this list remains aligned with our size and stage of development. For the fiscal year ended April 30, 2015, our peer group consisted of the following 22 companies:

Amicus Therapeutics, Inc.	Endocyte, Inc.	Rigel Pharmaceuticals, Inc.
Anika Therapeutics, Inc.	Geron Corporation	Sarepta Therapeutics, Inc.
ArQule, Inc.	Immunomedics, Inc.	Spectrum Pharmaceuticals, Inc.
Array BioPharma Inc.	Infinity Pharmaceuticals, Inc.	Sucampo Pharmaceuticals, Inc.
ChemoCentryx, Inc.	Kite Pharma, Inc.	Synta Pharmaceuticals, Inc.
CTI BioPharma Corp.	Lexicon Pharmaceuticals, Inc.	Threshold Pharmaceuticals, Inc.
Cytokinetics, Inc.	MacroGenics, Inc.
Dynavax Technologies Corp.	NewLink Genetics Corporation

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The executive employment market in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are many pharmaceutical, biotechnology and medical device companies in that region, many of which are similar to us in size and stage of development. We believe our executive compensation must be competitive within such a peer group, yet fully aligned with our current stage of development and our responsibilities to stockholders. Our general philosophy and practice is to target each of our executive’s overall compensation to be at approximately the market median for our peer group. This benchmarking indicated that the total direct compensation for our President and Chief Executive Officer and Chief Financial Officer for the fiscal year ended April 30, 2015 was below the 25th percentile of our peer group, the General Counsel’s was below the 50th percentile and the other Named Executive Officers were between the 50th and 75th percentile. The Compensation Committee considered this benchmarking information as one consideration in making the compensation decisions reflected above, primarily to determine whether compensation paid to Named Executive Officers, in light of Company and individual performance, is at, above or below the median of executive compensation among the Company’s peer group.

Compensation Risk

As part of its oversight of our compensation policies, the Compensation Committee considers the incentives created by our executive compensation program and the impact that our compensation policies could have on our overall risk profile. In addition, the Compensation Committee annually reviews our compensation policies and procedures to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its latest review, the Compensation Committee has concluded that our compensation policies and procedures do not create such risks.

Summary

The Compensation Committee believes the Company’s compensation programs are designed and administered in a manner consistent with its compensation philosophy and objectives. The Compensation Committee monitors these programs in recognition of the dynamic marketplace in which the Company competes for talent. The Compensation Committee intends to continue to emphasize pay-for-performance and equity-based incentive programs that reward executives for actual results and that are consistent with stockholder interests.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding our current executive officers as of April 30, 2015:

Executive Officer	Age	Position
Steven W. King	51	President and Chief Executive Officer, Director
Paul J. Lytle	47	Chief Financial Officer
Shelley P.M. Fussey, Ph.D.	49	Vice President, Intellectual Property
Joseph S. Shan	42	Vice President, Clinical & Regulatory Affairs
Mark R. Ziebell	51	Vice President, General Counsel and Corporate Secretary

The following biographies describe the business experience of our executive officers. For the biography of Mr. King, see “Proposal No. 1: Election of Directors” above.

Paul J. Lytle has served as Chief Financial Officer since August 2002 and has over 20 years of finance and accounting experience. Mr. Lytle oversees various functions, including finance and accounting, financial reporting, corporate governance, investor relations, human resources and information technology. Mr. Lytle started with us in March 1997 as Corporate Controller and has held positions of increasing responsibility with us. Mr. Lytle was promoted to Vice President of Finance and Accounting and was elected as our Corporate Secretary from 2000 through July 2012. Prior to joining us, Mr. Lytle worked for Deloitte LLP. Mr. Lytle holds a B.S. in Business Administration from the California State University at Long Beach and is a certified public accountant in the State of California.

Shelley P.M. Fussey, Ph.D. has served as our Vice President, Intellectual Property since February 2005. Dr. Fussey plays a key role in our U.S. and international patenting, patent analysis and patent defense. Dr. Fussey’s expertise includes patent strategy for technologies developed both in-house and in-licensed from universities. She has broad experience in intellectual property consulting for areas including cancer treatment, immunology, and antiviral technology, as well as other areas central to pharmaceutical and biotechnology drug development. Prior to joining us, Dr. Fussey worked for the law firms of Williams, Morgan & Amerson and Arnold, White and Durkee. She holds a Ph.D. in Biochemistry and a B.Sc. in Biochemistry with First Class Honours (Summa Cum Laude) from the University of Newcastle upon Tyne, U.K.

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Joseph S. Shan has served as Vice President, Clinical & Regulatory Affairs since March 2009 and has served as our head of Clinical and Regulatory Affairs since January 2003. He is responsible for the design and execution of our clinical trials and overseeing regulatory submissions. Since joining us in 2000, Mr. Shan has been instrumental in advancing the clinical development of our lead immunotherapy candidate, bavituximab. Prior to joining us, Mr. Shan held positions of increasing responsibility in clinical and regulatory affairs at Edwards Lifesciences (formerly Baxter Healthcare Corporation) and Sulzer Medica. Mr. Shan received his B.S. degree in Physiological Sciences from the University of California, Los Angeles and his M.P.H. degree from the George Washington University in Washington, D.C. He is a member of the American Society of Clinical Oncology, the Association of Clinical Research Professionals and the Regulatory Affairs Professionals Society.

Mark R. Ziebell has served as Vice President, General Counsel since June 2012 and Corporate Secretary since July 2012, and has been practicing corporate and securities law for over 20 years. Prior to joining us, Mr. Ziebell was a partner with the Costa Mesa, California office of Snell & Wilmer LLP where he worked from March 2004 to June 2012. Mr. Ziebell has represented public and private companies in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters and corporate governance. His experience involves a variety of industries, including biopharmaceutical and life sciences. Mr. Ziebell was our outside corporate counsel from 1999 to June 2012. Mr. Ziebell earned his B.S. in accounting in 1986 from the University of San Francisco and his Juris Doctorate in 1994 from the University of San Francisco School of Law. Prior to earning his law degree, Mr. Ziebell was a certified public accountant with BDO Seidman in San Francisco, California.

Compensation Summary

The following table contains information with respect to the compensation for the fiscal years ended April 30, 2015, 2014 and 2013 by each individual who acted as our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers during the fiscal year ended April 30, 2015. We refer to the executive officers identified in this table as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Steven W. King, President and Chief Executive Officer	2015 2014 2013	517,160 446,160 445,830		– 111,540 –	– 139,000 –	581,280 472,560 349,410	389,863 289,112 313,706	39,754 120,968 35,699	(6)	1,528,057 1,579,340 1,144,645
Paul J. Lytle, Chief Financial Officer	2015 2014 2013	388,032 338,844 338,593		– 84,711 –	– – –	290,640 236,280 257,880	219,931 146,381 158,833	40,253 37,811 35,448		938,856 844,027 790,754
Shelley P.M. Fussey, Vice President, Intellectual Property	2015 2014 2013	319,874 291,720 291,504		– 72,930 –	– – –	145,320 118,140 185,783	114,994 110,270 95,721	20,746 18,223 17,484		600,934 611,283 590,492
Joseph S. Shan, Vice President, Clinical & Regulatory Affairs	2015 2014 2013	298,862 270,400 270,200		– 67,600 –	– – –	145,320 118,140 193,410	59,917 68,141 88,725	38,468 39,551 35,666		542,567 563,832 588,001
Mark R. Ziebell, Vice President, General Counsel and Corporate Secretary	2015 2014 2013	346,731 315,000 252,000	(7)	– 78,750 –	– – –	254,310 206,745 217,800	114,477 109,148 111,501	40,575 37,772 28,954		756,093 747,415 610,255

____________________

(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.
(2)	Represents a retention bonus award earned by Named Executive Officer during the fiscal year ended April 30, 2014. As a result of the uncertainty created within our corporate organization due to discovery of major discrepancies in connection with our Phase IIb second-line NSCLC trial caused by a third party vendor, in order to ensure stability within our organization, the continued employment of our Named Executive Officers and their continued efforts in pursuing our corporate goals and objectives, as well as the completion of the detailed review of the Phase IIb trial (which ultimately led to promising final data), on December 27, 2012, the Compensation Committee approved the opportunity for each of our Named Executive Officers to earn a retention bonus equal to twenty-five percent (25%) of his or her base salary for the fiscal year ended April 30, 2013 provided such Named Executive Officer was continuously employed by us through December 31, 2013.

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(3)	Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with the authoritative guidance for share-based compensation. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer. Additional information regarding outstanding awards, including corresponding exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement. The assumptions used in determining the grant date fair values of the stock and option awards are set forth in Note 7 “Equity Compensation Plans” in our Annual Report on Form 10-K for the period ended April 30, 2015, filed with the SEC on July 14, 2015.
(4)	Represents performance bonuses earned under the Company’s Annual Cash Bonus Plan. Additional information regarding the Company’s Annual Cash Bonus Plan for its Named Executive Officers can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Annual Cash Bonus Plan”.
(5)	Except as described in footnote 6 below, amounts shown in this column reflect the cost of benefits paid on behalf of the Named Executive Officer for health, dental, and vision benefits in addition to premiums paid for disability and term life insurance (collectively referred to as “Health Benefits”) as well as company contributions to the Peregrine Pharmaceuticals, Inc. 401(k) Plan. Health Benefits paid and/or accrued during the fiscal year ended April 30, 2015 for each Named Executive Officer were as follows: Mr. King - $32,404; Mr. Lytle - $32,937; Dr. Fussey - $13,091; Mr. Shan - $32,838; and Mr. Ziebell - $32,882. Company contributions to the Peregrine Pharmaceuticals, Inc. 401(k) Plan during the fiscal year ended April 30, 2015 for each Named Executive Officer was less than $10,000.
(6)	Includes tax gross-up payments of $83,685 to cover applicable statutory state and federal income and employment taxes based on statutory withholding rates resulting from the vesting of a stock award granted during the fiscal year ended April 30, 2014. Subsequent to the fiscal year ended April 30, 2014, the Compensation Committee of the Board of Directors approved a policy prohibiting the tax gross-up of any payments to the Company’s Named Executive Officers (unless the circumstances for any such tax gross-up have been reviewed and approved by the Compensation Committee).
(7)	Represents annual salary compensation beginning June 20, 2012, his date of hire.

Grants of Plan-Based Awards For the Fiscal Year Ended April 30, 2015

The following table set forth certain summary information with respect to non-equity incentive plans and each plan-based award granted during the fiscal year ended April 30, 2015 to our Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED APRIL 30, 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock or Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#) (2)	Awards ($/sh)	Awards ($) (3)
Steven W. King	-	–	312,000	468,000	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	–	400,000	1.75	581,280
Paul J. Lytle	-	–	156,000	234,000	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	–	200,000	1.75	290,640
Shelley P.M. Fussey	-	–	112,350	168,525	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	–	100,000	1.75	145,320
Joseph S. Shan	-	–	105,000	157,500	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	–	100,000	1.75	145,320
Mark R. Ziebell	-	–	121,800	182,700	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	–	175,000	1.75	254,310

____________________

(1)	Represents each Named Executive Officer’s participation in the Company’s Annual Cash Bonus Plan, as adopted by the Compensation Committee in July 2011. The amounts shown in the “Target” column reflect a percentage of each Named Executive Officer’s base salary for the fiscal year ended April 30, 2015, as specified under the Annual Cash Bonus Plan. The amounts shown in the “Maximum” column are 150% of the respective target amounts, representing the 1.5 times corporate multiplier under the Annual Cash Bonus Plan. There is no minimum amount payable for a certain level of performance. Additional information regarding the Company’s Annual Cash Bonus Plan for its Named Executive Officers can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Annual Cash Bonus Plan”. The actual amount of bonus earned by each Named Executive Officer under the Annual Cash Bonus Plan is reflected in the Summary Compensation Table above under the heading, “Non-Equity Incentive Plan Compensation.”
(2)	Option awards referenced in the table above were granted under our 2011 Stock Incentive Plan and vest in eight (8) equal quarterly installments over a two-year period beginning on the first quarter following the date of grant and each quarter thereafter until fully-vested
(3)	The assumptions used in determining the grant date fair value of option awards are set forth in Note 7 “Equity Compensation Plans” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2015, filed with the SEC on July 14, 2015.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised stock options and unvested stock awards held by our Named Executive Officers as of fiscal year ended April 30, 2015:

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares That Have Not Vested ($)
Steven W. King	50,000	-	1.95	01/11/2018	-	-	-	-
	221,000	-	2.93	02/01/2020	-	-	-	-
	142,500	-	2.44	05/02/2021	-	-	-	-
	262,637	-	0.95	02/17/2022	-	-	-	-
	250,000	-	0.46	05/04/2022	-	-	-	-
	200,000	-	1.18	12/27/2022	-	-	-	-
	350,000	50,000 (1)	1.41	05/06/2023	-	-	-	-
	250,000	-	1.39	10/15/2023	-	-	-	-
	150,000	250,000 (2)	1.75	05/06/2024	-	-	-	-
Paul J. Lytle	30,000	-	1.95	01/11/2018	-	-	-	-
	120,000	-	2.93	02/01/2020	-	-	-	-
	57,500	-	2.44	05/02/2021	-	-	-	-
	140,000	-	0.95	02/17/2022	-	-	-	-
	200,000	-	0.46	05/04/2022	-	-	-	-
	200,000	-	1.18	12/27/2022	-	-	-	-
	175,000	25,000 (1)	1.41	05/06/2023	-	-	-	-
	75,000	125,000 (2)	1.75	05/06/2024	-	-	-	-
Shelley P.M. Fussey	30,000	-	1.95	01/11/2018	-	-	-	-
	75,000	-	2.93	02/01/2020	-	-	-	-
	30,000	-	2.44	05/02/2021	-	-	-	-
	58,000	-	0.95	02/17/2022	-	-	-	-
	125,000	-	0.46	05/04/2022	-	-	-	-
	150,000	-	1.18	12/27/2022	-	-	-	-
	87,500	12,500 (1)	1.41	05/06/2023	-	-	-	-
	37,500	62,500 (2)	1.75	05/06/2024	-	-	-	-
Joseph S. Shan	20,000	-	4.20	07/06/2017	-	-	-	-
	20,000	-	1.95	01/11/2018	-	-	-	-
	75,000	-	2.93	02/01/2020	-	-	-	-
	30,000	-	2.44	05/02/2021	-	-	-	-
	140,000	-	0.95	02/17/2022	-	-	-	-
	150,000	-	0.46	05/04/2022	-	-	-	-
	150,000	-	1.18	12/27/2022	-	-	-	-
	87,500	12,500 (1)	1.41	05/06/2023	-	-	-	-
	37,500	62,500 (2)	1.75	05/06/2024	-	-	-	-
Mark R. Ziebell	206,250	18,750 (3)	0.47	06/20/2022	-	-	-	-
	150,000		1.18	12/27/2022	-	-	-	-
	153,125	21,875 (1)	1.41	05/06/2023	-	-	-	-
	65,625	109,375 (2)	1.75	05/06/2024	-	-	-	-

____________________

(1)	Option vests in eight (8) equal quarterly installments over a two-year period beginning August 6, 2013 and each quarter thereafter until fully-vested.
(2)	Option vests in eight (8) equal quarterly installments over a two-year period beginning August 6, 2014 and each quarter thereafter until fully-vested.
(3)	Option vests in twelve (12) equal quarterly installments over a three-year period beginning September 20, 2012 and each quarter thereafter until fully-vested.

Option Exercises and Stock Vested

There were no stock option exercises or vesting of restricted stock by the Company’s Named Executive Officers during the fiscal year ended April 30, 2015.

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Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

We have entered into an employment agreement with each of our Named Executive Officers, each of which are subject to automatic one-year extensions annually unless either party gives written notice of such party’s intent not to renew the employment agreement at least ninety (90) days prior to the commencement of the next year’s period.

Each employment agreement provides that the executive officer must devote his or her full business time to the performance of services to the Company. In addition, each executive officer has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him or her in the course of his or her employment belongs to the Company. Each executive officer has further agreed that he or she will not (i) compete with the Company, directly or indirectly, during the course of such executive’s employment within the United States or any foreign country in which the Company has done business or has actually investigated doing business or where its products are sold or distributed, or (ii) solicit Company employees or customers during the course of employment and for a period of one year following the termination of such executive’s employment.

The Company has the right to terminate each executive’s employment for “cause” if such executive (a) breaches in any material respect or fails to fulfill in any material respect his or her fiduciary duty owed to Company; (b) breaches in any material respect his or her employment agreement or any other confidentiality or non-solicitation, non-competition agreement with the Company; (c) pleads guilty to or is convicted of a felony; (d) is found to have engaged in any reckless, fraudulent, dishonest or grossly negligent misconduct, (e) fails to perform his or her duties to the Company, provided that he or she fails to cure any such failure within thirty (30) days after written notice from Company of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured under the agreement; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Company's employees from time to time, including without limitation, the Company’s employee handbook. If an executive is terminated for “cause”, he or she shall have no right to receive any compensation or benefit under his or her employment agreement after such termination other than base salary and paid time-off earned or accrued but unpaid as of the date of termination.

The following discussion describes the amounts that we would pay or provide to our Named Executive Officers or, as applicable, their beneficiaries under these employment agreements as a result of (i) termination without cause or resignation for good reason, (ii) termination following a change-in-control, (iii) death or disability, and (iv) voluntary resignation with extended notice.

Payments Upon Termination Without Cause or Resignation for Good Reason

If we terminate Mr. King’s, Mr. Lytle’s or Mr. Ziebell’s employment without cause or the executive terminates his employment for “good reason”, such executive is entitled to (i) continued base salary and group insurance benefits for a period of twelve (12) months, and (ii) the payment of any prorated target bonus. In addition, each of Mr. King, Mr. Lytle and Mr. Ziebell shall have a period of time equal to the lesser of two years following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. If we terminate Dr. Fussey’s or Mr. Shan’s employment without cause or such executive terminates his or her employment for good reason, such executive shall be entitled to (i) continued base salary and group insurance benefits for a period of twelve (12) months, and (ii) the payment of any prorated target bonus. In addition, each of Dr. Fussey and Mr. Shan shall have a period of time equal to the lesser of twelve (12) months following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

Each employment agreement defines “good reason” as (a) the Company relocates executive’s principal place of work to a location more than fifty (50) miles from the original location, without the executive’s prior written approval; (b) the executive’s position and/or duties are modified so that his or her duties are no longer consistent with the executive’s title; or (c) the executive’s annual base salary and related benefits, as adjusted from time to time, are reduced without his or her written authorization.

The following table sets forth the potential payments to our Named Executive Officers assuming a termination without cause or resignation for good reason with estimated benefits calculated as if the termination occurred on or about April 30, 2015:

Named Executive Officer	Base Salary ($)(1)	Target Bonus ($)(2)	Group Benefits ($)(3)	Total ($)
Steven W. King	520,000	312,000	32,826	864,826
Paul J. Lytle	390,000	156,000	33,404	579,404
Shelley P.M. Fussey	321,000	112,350	13,281	446,631
Joseph S. Shan	300,000	105,000	33,287	438,287
Mark R. Ziebell	348,000	121,800	33,350	503,150

________________________

(1)	Represents payment of base salary for a period of twelve (12) months.

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(2)	The payment of a Target Bonus to the Named Executive Officers is at the sole discretion of the Company’s Board of Directors. Amount includes the maximum proposed Target Bonus as a percentage of base salary established for the fiscal year ended April 30, 2015 for each Named Executive Officer as follows: Mr. King – 60%; Mr. Lytle – 40%; Mr. Ziebell – 35%; Dr. Fussey – 35%; and Mr. Shan – 35%.
(3)	Represents estimated payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for disability and term life insurance during the severance period of twelve (12) months. Amounts were calculated based on current premiums paid for executive’s benefits.

Payments Upon a Termination in Connection with a Change-in-Control

In the event of a change-in-control of Peregrine, if a Named Executive Officer’s (i) employment is terminated other than for cause within three (3) months prior or thirty-six (36) months following a change-in-control (in the case of Mr. King) or twenty-four (24) months following a change-in-control (in the case of the other Named Executive Officers), or (ii) such executive terminates his employment for “good reason” within twelve (12) months following a change-in-control, the executive shall be paid a lump sum amount equal to (a) thirty-six (36) months’, in the case of Mr. King, and twenty-four (24) months’, in the case of the other Named Executive Officers, base salary then in effect, (b) one hundred percent (100%) of such executive’s target bonus, and (c) payment of group insurance benefits for thirty-six (36) months, in the case of Mr. King, and twenty-four (24) months, in the case of the other Named Executive Officers. In addition, each of the Named Executive Officers’ outstanding unvested stock options immediately shall become fully vested and each shall have a period of time equal to the lesser of two years following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

The following table sets forth the potential payments to our Named Executive Officers assuming a termination without cause or resignation for good reason in connection with a change-in-control, with estimated benefits calculated assuming the change-in-control and termination of employment occurred on or about April 30, 2015:

Named Executive Officer	Base Salary($)(1)	Target Bonus ($)(2)	Stock Option Acceleration ($)(3)	Group Benefits ($)(4)	Total ($)
Steven W. King	1,560,000	312,000	–	98,477	1,970,477
Paul J. Lytle	780,000	156,000	–	66,809	1,002,809
Shelley P.M. Fussey	642,000	112,350	–	26,562	780,912
Joseph S. Shan	600,000	105,000	–	66,574	771,574
Mark R. Ziebell	696,000	121,800	15,750	66,701	900,251

_____________________

(1)	Represents payment of base salary for a period of thirty-six (36) months for Mr. King and twenty-four (24) months for Mr. Lytle, Dr. Fussey, Mr. Shan and Mr. Ziebell.
(2)	The payment of a Target Bonus to the Named Executive Officer is at the discretion of the Company’s Board of Directors. A Target Bonus is equal to a percentage of the Named Executive Officer’s annual base salary as follows: Mr. King – 60%; Mr. Lytle – 40%; Dr. Fussey – 35%; Mr. Shan – 35%; and Mr. Ziebell – 35%. The above assumes that the Board of Directors authorized the payment of the full Target Bonus to each executive for the fiscal year.
(3)	Amount calculated by multiplying the number of unvested shares subject to accelerated vesting under outstanding stock options by the difference between $1.31 (closing market price per share of our common stock on April 30, 2015) and the exercise price per share of the underlying stock option in connection with a change-in-control event. These amounts, if any, do not correspond to the actual value that may be recognized by each Named Executive Officer as there can be no assurance that the options will ever be exercised or that the value on exercise will be equal to the amounts shown in this column.
(4)	Represents estimated payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for disability and term life insurance during the severance period of thirty-six (36) months for Mr. King and twenty-four (24) months for Mr. Lytle, Dr. Fussey, Mr. Shan and Mr. Ziebell. Amounts were calculated based on current premiums paid for executive’s benefits.
(4)	Represents estimated payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for disability and term life insurance during the severance period of thirty-six (36) months for Mr. King and twenty-four (24) months for Mr. Lytle, Dr. Fussey, Mr. Shan and Mr. Ziebell. Amounts were calculated based on current premiums paid for executive’s benefits.

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Payments upon Death or Disability

In the event of the death or disability, as defined in the employment agreements, of a Named Executive Officer, the Company will not pay any further compensation or benefits after such event other than the payment by the Company of group insurance benefits previously provided to our Named Executive Officers for a period of twelve (12) months, in the case of Mr. King, Mr. Lytle and Mr. Ziebell, and nine (9) months, in the case of Dr. Fussey and Mr. Shan. Amounts were calculated based on current premiums paid for executive’s benefits as follows:

Named Executive Officer	Group Benefits ($)
Steven W. King	32,826
Paul J. Lytle	33,404
Shelley P.M. Fussey	9,961
Joseph S. Shan	24,965
Mark R. Ziebell	33,350

Payments upon Executive’s Voluntary Resignation with Extended Notice Period

In the event that a Named Executive Officer voluntarily resigns, and in connection therewith provides ninety (90) days’ advance written notice (the “Extended Notice Period”) to the Company, and provided the executive shall have been employed by the Company for a period of at least five (5) years (in the case of Dr. Fussey, Mr. Shan and Mr. Ziebell), the Company will pay the Named Executive Officer’s base salary then in effect and shall continue to provide other contractual benefits including group insurance benefits during the Extended Notice Period and for a period of nine (9) months in the case of Mr. King and six (6) months in the case of the other Named Executive Officers after the Extended Notice Period provided the executive makes themselves telephonically available to the Board of Directors and the Company’s executive team for up to two (2) hours per week.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors currently serve on the Compensation Committee of the Board of Directors: Mr. Carlton M. Johnson, Jr., Mr. David H. Pohl and Mr. Eric S. Swartz. There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors of the Company.

Certain Relationships and Related Transactions

Except for the compensation arrangements between us and our executive officers and directors described above under “Compensation Discussion and Analysis,” since May 1, 2014, we have not been a party to any transactions involving more than $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or any immediate family member of the foregoing has a direct or indirect material interest, nor are any such transactions currently proposed.

The Audit Committee’s charter requires that it review and approve any related-party and conflicts of interest transactions. In considering related-party transactions, the Audit Committee would consider the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-party transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is inconsistent with, our best interests and those of our stockholders.

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Compensation Committee Report

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors

Eric S. Swartz (Chairman)

Carlton M. Johnson, Jr.

David H. Pohl

Equity Compensation Plan Information

We currently maintain seven equity compensation plans: the 1996 Stock Incentive Plan (the “1996 Plan”), the 2002 Stock Incentive Plan (the “2002 Plan”), the 2003 Stock Incentive Plan (the “2003 Plan”), the 2005 Stock Incentive Plan (the “2005 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”), the 2010 Stock Incentive Plan (the “2010 Plan”) and the 2011 Stock Incentive Plan, as amended on October 17, 2013 (the “2011 Plan”), in addition to which we maintain our Employee Stock Purchase Plan. The 1996 Plan, 2003 Plan, 2005 Plan, 2009 Plan, 2010 Plan and 2011 Plan, as well as the Employee Stock Purchase Plan, were approved by our stockholders, while we did not submit the 2002 Plan for stockholder approval.

The 2002 Plan, which expired in June 2012, was a broad-based non-qualified stock option plan for the issuance of up to 600,000 options. The 2002 Plan provided for the granting of options to purchase shares of our common stock at prices not less than the fair market value of our common stock at the date of grant and generally expired ten years after the date of grant. No additional options can be granted under the expired 2002 Plan, however, the terms of the 2002 Plan remain in effect with respect to outstanding options granted under the 2002 Plan until they are exercised, canceled or expired.

The following table sets forth certain information as of April 30, 2015 concerning our common stock that may be issued upon the exercise of options or pursuant to purchases of stock under all of our equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders in effect as of April 30, 2015:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/share)	(c) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	20,449,006		1.53	4,171,809
Equity compensation plans not approved by stockholders	259,666	(1)	2.51	-
Employee Stock Purchase Plan approved by stockholders	-		-	2,443,056
Total	20,708,672	(2)	1.54 (3)	6,614,865

_________________

(1)	Includes an aggregate of 35,908 options granted in a previous fiscal year to one of our Named Executive Officers.
(2)	Represents shares to be issued upon the exercise of outstanding options. There were no shares of common stock subject to restricted stock awards as of April 30, 2015.
(3)	Represents the weighted-average exercise price of outstanding options.

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Comparison of Stockholder Return (‡)

The following chart shows the performance from April 30, 2010 through April 30, 2015 of Peregrine Pharmaceuticals, Inc. common stock, compared with an investment in the stocks represented in the NASDAQ ICB: 4577 Pharmaceuticals Index and the NASDAQ U.S. Benchmark TR Index assuming the investment of $100 at the beginning of the period and the reinvestment of dividends, if any. The total return data for the comparative indexes were prepared by NASDAQ OMX Global Indexes.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
VALUE OF INVESTMENT OF $100 ON APRIL 30, 2010

The underlying data for the foregoing graph is as follows:

	April 30, 2010	April 30, 2011	April 30, 2012	April 30, 2013	April 30, 2014	April 30, 2015
Peregrine Pharmaceuticals, Inc.	$100.00	$61.85	$11.72	$34.66	$43.39	$32.67
NASDAQ ICB: 4577 Pharmaceuticals (subsector)	$100.00	$114.97	$128.79	$167.47	$206.76	$243.17
NASDAQ U.S. Benchmark TR Index	$100.00	$118.46	$121.86	$142.97	$172.58	$194.34

_________________

‡ The performance graph and the underlying data is not soliciting material, and is not incorporated into any past or future filing of the Company under the Securities Act or the Exchange Act, including this Proxy Statement, in whole or in part.

Other Matters

Nominations and Proposals for 2016 Annual Meeting

We expect to hold our 2016 Annual Meeting of Stockholders in October 2016. All proposals or director nominations of stockholders intended to be presented at the 2016 Annual Meeting of Stockholders must be directed to the attention of our Corporate Secretary at Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California 92780.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary and received on or before May 7, 2016, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if our 2016 Annual Meeting of Stockholders is not held between September 15, 2016 and November 14, 2016, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

37

If you wish to bring a proposal before the stockholders or nominate a director at the 2016 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not earlier than the close of business on June 17, 2016 and not later than the close of business on July 17, 2016. However, if the 2016 Annual Meeting of Stockholders is not held between September 15, 2016 and November 14, 2016, the notice must be delivered no sooner than the 120th day prior nor later than the 90th day prior to the 2016 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2016 Annual Meeting of Stockholders is made. In addition, our Bylaws provide that the stockholder’s notice must include certain information for the person making the proposal or the nomination for director, including:

•	name and address, as they appear on the Company’s books;
•	the class, series and number of shares of the Company, owned of record or beneficially owned;
•	description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among the proposing/nominating person and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing;
•	a representation that the proposing/nominating person is a holder of record or beneficial owner, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose the business that is specified in the notice;
•	a representation as to whether the proposing/nominating person intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees or to carry such proposal;
•	to the extent known by any proposing/nominating person, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and
•	a description of all derivative transactions (as defined in our Bylaws) by the proposing/nominating person during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such derivative transactions.

The stockholder’s notice must also include information for each proposed director nominee, including:

•	the name, age, business address and residence address of such nominee;
•	the principal occupation or employment of such nominee;
•	the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition;
•	a completed and signed written questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company;
•	such other information concerning such nominee as would be required to be disclosed in a proxy statement in connection with election of directors, including the consent of such nominee to serve as a director of the Company if so elected; and
•	the same information as for the nominating person as set forth above to the extent not provided.

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The Nominating Committee will consider only those stockholder recommendations whose submissions comply with the above procedural requirements, including the additional requirements set forth in our Bylaws. The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

You may write to our Corporate Secretary at our principal executive office, 14282 Franklin Avenue, Tustin, California 92780, to deliver the notices discussed above and for a copy of our Bylaws.

Other Matters

Neither the Board of Directors nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14282 Franklin Avenue, Tustin, California 92780. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.peregrineinc.com.

By Order of the Board of Directors

Mark R. Ziebell
Vice President, General Counsel and
Corporate Secretary

September 4, 2015

39

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PEREGRINE PHARMACEUTICALS, INC.,

A DELAWARE CORPORATION

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 505,000,000, of which (i) 500,000,000 shares shall be designated “Common Stock” and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated “Preferred Stock” and shall have a par value of $0.001 per share.”

2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, and attested to by Mark R. Ziebell, its Secretary, this [__] day of October, 2015.

PEREGRINE PHARMACEUTICALS, INC,
a Delaware corporation

By:________________________________
Steven W. King, President & CEO

ATTEST:

__________________________________________

Mark R. Ziebell, Secretary

Exhibit B

FOURTH AMENDMENT TO THE
PEREGRINE PHARMACEUTICALS, INC.
2011 STOCK INCENTIVE PLAN

Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”), previously established the Peregrine Pharmaceuticals, Inc. 2011 Stock Incentive Plan, as amended (the “Plan”). The Plan was approved by the Company’s stockholders at the Company’s 2011 Annual Meeting. By adoption of this instrument, the Company desires to amend the Plan to increase the total number of shares of stock available for grant under the Plan by 15,000,000.

1.      This Fourth Amendment shall be effective as of the date on which it is approved by the Company’s stockholders at the Company’s 2015 Annual Meeting.

2.      Section 5.1 (Stock Subject to the Plan – Number of Shares) of the Plan is hereby amended and restated in its entirety to read as follows:

5.1 Number of Shares. Subject to adjustment provided in Section 5.3, the total number of shares of Stock subject to all Awards under the Plan shall be thirty three million five hundred thousand (33,500,000). Notwithstanding the above, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be thirty three million five hundred thousand (33,500,000). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

3.      This Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Fourth Amendment.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed as of this _____ day of __________________, 2015.

The Company:

PEREGRINE PHARMACEUTICALS, INC.
a Delaware corporation

By: _______________________
Name:
Title:

PEREGRINE PHARMACEUTICALS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95885-P69038

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEREGRINE PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Carlton M. Johnson, Jr.
02) Steven W. King
03) David H. Pohl
04) Eric S. Swartz

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. Ratify the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016.	▢	▢	▢
3. Approve an amendment to our restated Certificate of Incorporation, as amended, increasing the number of authorized shares of common stock by 175 million.	▢	▢	▢
4. Approve an amendment to our 2011 Stock Incentive Plan.	▢	▢	▢
5. Approve, on an advisory basis, the Company's executive compensation.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ▢

Please indicate if you plan to attend this meeting. ▢ **Yes** ▢ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Bring this admission ticket with you to the meeting on October 15, 2015. Do not mail.

This admission ticket admits you to the meeting. You will not be let into the meeting without an admission ticket or other proof of stock ownership as of August 21, 2015, the record date.

ADMISSION TICKET

PEREGRINE PHARMACEUTICALS, INC.
2015 Annual Meeting of Stockholders

October 15, 2015
10:00 a.m. Pacific Daylight Time
Irvine Marriott Hotel
18000 Von Karman Avenue
Irvine, California 92612

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on October 15, 2015:

The proxy statement and 2015 annual report to stockholders are available at www.proxyvote.com.

M95886-P69038

PEREGRINE PHARMACEUTICALS, INC.
This Proxy is Solicited on Behalf of the Board of Directors
For the 2015 Annual Meeting of Stockholders
To Be Held Thursday, October 15, 2015, at 10:00 a.m. PDT

The undersigned hereby appoints Steven W. King and Paul J. Lytle, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of PEREGRINE PHARMACEUTICALS, INC. to be held on October 15, 2015 and at any adjournment or postponement thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of Common Stock which the undersigned may be entitled to vote at said meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1, AND FOR ITEMS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PERSONS NAMED ABOVE IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE

Address Changes/Comments:_________________________________ _________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side